CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 20, 2017 relating to the financial statements which appears in Roka Bioscience, Inc’s Annual Report on Form 10‑K for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 20, 2017